EXHIBIT 23.2

SPROUSE & ANDERSON, L.L.P.

Accountants and Consultants

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of ADS Media Group, Inc. of our report dated March 21, 2007, on the consolidated financial statements of ADS Media Group, Inc. as of December 31, 2006, included in the Corporation’s Annual Statement Form 10-KSB, filed pursuant to the Securities Exchange Act of 1934, and to the reference to our Firm under the caption “Experts” included in this registration statement.

SPROUSE & ANDERSON, L.L.P.

Austin, Texas

November 19, 2007

515 CONGRESS AVENUE, SUITE 1212        AUSTIN, TEXAS 78701        (512) 476-0717  FAX (512) 476-0462